                                                                     EXHIBIT (i)

[GOODWIN PROCTER LOGO]           Goodwin Procter LLP         T: 617.570.1000
                                 Counsellors at Law          F: 617.523.1231
                                 Exchange Place              goodwinprocter.com
                                 Boston, MA 02109

April 26, 2004

ING Variable Portfolios, Inc.
7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258

Re:      ING Variable Portfolios, Inc.
         Post-Effective Amendment No. 22 to Registration Statement on Form N-1A File Nos. 333-05173; 811-7651

Ladies and Gentlemen:

Reference is hereby made to the Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of ING Variable Portfolio, Inc. (the "Registrant"), being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the "Registration Statement"), together with the exhibits indicated as being filed therewith.

We hereby consent to the references to our firm as legal counsel for the Registrant in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP